UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 5, 2008

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

(1)  On November 5, 2008, acting pursuant to an affirmative vote at a meeting of the Board of Directors of Somerset Hills Bancorp (the “Company”), Mr. Jefferson W. Kirby was appointed to serve as a director of the Company and of Somerset Hills Bank (the “Bank”), a subsidiary of the Company.  After serving as a vice president of Alleghany Corporation for 11 years, Mr. Kirby, 46, has been the Managing Member of Broadfield Capital Management, LLC since 2003.  Broadfield Capital Management, LLC is the Investment Manager of Broadfield Capital, LP, a primarily small- and mid-cap investment partnership.

(2)  There are no arrangements or understandings between Mr. Kirby and any other persons pursuant to which Mr. Kirby was selected as a Director.

(3)  Mr. Kirby has not yet been appointed to any committees of the Board of Directors of the Company or the Bank, however it is currently expected he will be named to the Asset and Liability Committee of the Board of Directors of the Bank.

(4)  There are no “related party transactions” between Mr. Kirby and the Company or the Bank which require disclosure.

(5)  There are no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Kirby is a party, or in which he participates, that was entered into or amended, in connection with Mr. Kirby being appointed as a director of the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERSET HILLS BANCORP
(Registrant)

Dated: November 12, 2008	By:	/s/ Gerard Riker
GERARD RIKER
Executive Vice President
and Chief Financial Officer

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